PEN Inc. announces new trading symbol: PENC

Stock continues trading on the OTCQB

Deerfield Beach, FL – September 3, 2014 – PEN Inc. (OTCQB: PENC) (PEN) today announced that, effective immediately, the company will trade on the OTCQB exchange under the trading symbol PENC.

The new symbol reflects the name of PEN Inc., the new company created by the combination of Applied Nanotech Holdings, Inc. and NanoHoldings, Inc., the parent company of Nanofilm, Ltd.

PEN is one of the country’s leading companies focused on developing and commercializing advanced-performance products enabled by nanotechnology. The company unites staff and resources in nanotechnology research and development and experience in specialty product commercialization.

About PEN Inc. (OTCQB: PENC)

PEN Inc. (PENC) is a global leader in developing, commercializing and marketing enhanced-performance products enabled by nanotechnology. The company focuses on innovative and advanced product solutions in safety, health and sustainability. For more information about PEN Inc, visit www.pen-technology.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact Information:

Lynn Lilly

Director of Communication

PEN Inc.

llilly@pen-technology.com

(844)2PEN INC x705